As filed with the Securities and Exchange Commission on August 8, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANSON PLC
(Exact name of Registrant as specified in its charter)

ENGLAND AND WALES	NONE
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1 Grosvenor Place
London SW1X 7JH
+ 44 (0) 20 7245 1245
(Address and Telephone Number of Registrant’s Principal Executive Offices)
HBMA HOLDINGS, INC.
8505 Freeport Parkway
Irving, Texas 75063
Attention: Michael Hyer
+1 469 417 1300
(Name, Address and Telephone Number of Agent for Service)
WITH COPIES TO:

MICHAEL P. BRADY, ESQ. WEIL, GOTSHAL & MANGES One South Place London EC2M 2WG United Kingdom +44 (0) 20 7903 1000	WALTER A. LOONEY, JR. SIMPSON THACHER & BARTLETT LLP CityPoint, One Ropemaker Street London EC2Y 9HU United Kingdom +44 (0) 20 7275 6500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box:    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐
CALCULATION OF REGISTRATION FEE

Amount to be Registered

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Price per Unit	Fee

Debt Securities	Indeterminate	(1)

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
HANSON PLC
Debt Securities
        We may from time to time offer and sell unsecured debt securities in one or more separate series. We will describe in one or more prospectus supplements, which must accompany this prospectus, the type and amount of a series of debt securities we are offering and selling, as well as the specific terms of these securities. Such prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplements carefully, together with the information described under the heading “Where You Can Find More Information” before you invest in these securities.
      We may offer debt securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in the applicable prospectus supplement.
      The mailing address of our principal executive office is 1 Grosvenor Place, London, SW1X 7JH, England and our telephone number is +44 (0) 20 7245 1245.
       Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our most recent Annual Report on Form 20-F, as well as any risk factors contained in the applicable prospectus supplement.

       Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.
The date of this prospectus is August 8, 2006.

      You should rely only on the information contained in this prospectus, the accompanying prospectus supplement or any document to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS
      This document is called a prospectus and is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a supplement to this prospectus. The accompanying prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to those securities. The accompanying prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Please read carefully this prospectus and the accompanying prospectus supplement. In addition to the information contained in the documents, we refer you to the information contained under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC’s offices, each of which is listed under the heading “Where You Can Find More Information.”
      All references in this prospectus and the accompanying prospectus supplement to “Hanson,” “our company,” “we,” “us” or “our” mean Hanson PLC, unless we state otherwise or as the context requires. In addition, the term “IFRS” means international financial reporting standards as adopted by the European Union and the term “U.K. GAAP” means generally accepted accounting principles in the United Kingdom.
      Our consolidated financial statements are published in pounds sterling. In this prospectus and the accompanying prospectus supplement, “U.S. dollars” or “$” refers to U.S. currency, “pounds sterling,” “sterling,” or “pence” refers to U.K. currency and “euro” or “€” refers to the single currency of the participating Member States in the Third Stage of European and Monetary Union of the Treaty Establishing the European Community, as amended from time to time.

RISK FACTORS
Risks related to the offering and owning the debt securities
      Since we conduct our operations through subsidiaries, your right to receive payments on the debt securities is subordinated to the other liabilities of our subsidiaries.
      We carry on a significant portion of our operations through subsidiaries. Our subsidiaries are not guarantors of the debt securities we may offer. Moreover, these subsidiaries are not required and may not be able to pay dividends to us. Claims of the creditors of our subsidiaries have priority as to the assets of such subsidiaries over the claims of our creditors. Consequently, holders of our debt securities are in effect structurally subordinated, on our insolvency, to the prior claims of the creditors of our subsidiaries.
      Our ability to make debt service payments depends on our ability to transfer income and dividends from our subsidiaries.
      We are a holding company with no significant assets other than direct and indirect interests in the many subsidiaries through which we conduct operations. A number of our subsidiaries are located in countries that may impose regulations restricting the payment of dividends outside of the country through exchange control regulations. To our knowledge, there are currently no countries in which we operate that restrict payment of dividends. However, there is no assurance that such risk may not exist in the future.
      Furthermore, the continued transfer to us of dividends and other income from our subsidiaries may be limited by various credit or other contractual arrangements and/or tax constraints, which could make such payments difficult or costly. We do not believe that any of these arrangements or constraints will have any material impact on our ability to meet our financial obligations. However, if in the future these restrictions are increased and we are unable to ensure the continued transfer of dividends and other income to us from these subsidiaries, our ability to pay dividends and make debt payments will be impaired.
      We are not restricted in our ability to dispose of our assets by the terms of the debt securities.
      The indenture governing our debt securities contains a negative pledge that prohibits us and our significant subsidiaries from pledging assets to secure other bonds or similar debt instruments, unless we make a similar pledge to secure the debt securities offered by this prospectus. However, we are generally permitted to sell or otherwise dispose of substantially all of our assets to another corporation or other entity under the terms of the debt securities. If we decide to dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the debt securities, and those assets will no longer be available to support our debt securities.
WHERE YOU CAN FIND MORE INFORMATION
      We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports and other information with the Securities Exchange Commission (the “SEC”). Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link incorporating any materials via such website, except as described below. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. You may request a copy of the filings referred to above at no cost by writing or telephoning us at our registered office at 1 Grosvenor Place, London SW1X 7JH, United Kingdom, attn: Company Secretary; +44 (0) 20 7245 1245.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      This prospectus “incorporates by reference” certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information filed with the SEC after the date of this prospectus will update and supersede this information. We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 20-F for the year ended December 31, 2005;

•	Our reports on Form 6-K furnished to the SEC on February 13, 2006 and July 20, 2006.

•	Our report on Form 6-K/A furnished to the SEC on August 8, 2006;

•	Any future reports on Form 6-K that we may file that indicate that they are incorporated by reference into this Registration Statement; and

•	Any future Annual Reports on Form 20-F that we may file with the SEC under the Exchange Act prior to the termination of any offering contemplated by this prospectus.
      Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. All other information in the prospectus will be unaffected by the replacement of this superseded information.
USE OF PROCEEDS
      Except as otherwise described in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of the debt securities we offer under this prospectus for general corporate purposes.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the periods indicated, using financial information compiled in accordance with IFRS for the fiscal years ended December 31, 2005 and 2004 and the six months ended June 30, 2006. As a first-time adopter of IFRS on January 1, 2005 and in accordance with General Instruction G to Form 20-F, we are providing the ratio of earnings to fixed charges for 2005 and 2004 in accordance with IFRS and for 2005, 2004, 2003, 2002, and 2001 in accordance with U.S. GAAP.

	Period
	Ended
	June 30,	Year Ended December 31,

	2006	2005	2004	2003	2002	2001

Earnings to fixed charges — IFRS	3.9	4.3	4.4
Earnings to fixed charges — U.S. GAAP		3.8	0.4	3.2	3.7	2.7
      In the calculation of our ratio of earnings to fixed charges, “earnings” represents income before taxation from continuing operations plus fixed charges, adjusted to exclude the amount of interest capitalized during the period, and “fixed charges” represents interest expense, including interest capitalized, plus that portion of operating lease rental expense deemed to reflect the interest factor.

DESCRIPTION OF DEBT SECURITIES
      We may issue debt securities using this prospectus. The summary below sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and conditions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.
      The debt securities will be issued under a document called an indenture. We will enter into an indenture with The Bank of New York, who will act as trustee. The form of the indenture is filed as an exhibit to this registration statement.
      The indenture and its associated documents contain the full legal text governing the matters described in this section. This section summarizes certain material provisions of the indenture and of the debt securities. The following description is a summary only and is qualified in its entirety by reference to all of the provisions of the indenture. We urge you to read the indenture because it, and not this summary, defines your rights as holders of the debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the indenture. Section references are to the indenture.
General
      Under the indenture, we can issue an unlimited amount of debt securities. In addition, the indenture provides that debt securities may be issued in series up to the aggregate principal amount that may be authorized from time to time by our board of directors. From time to time we may, without the consent of the holders of outstanding debt securities, including holders of the debt securities, “re-open” any series of debt securities and issue additional debt securities of that series that will have substantially similar terms to the original debt securities except for the issue date and issue price. Unless otherwise indicated in the prospectus supplement relating to a particular series, this summary describes provisions that are common to all series.
      The specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates, including floating rates, at which the series of debt securities will bear interest, if any, and the date or dates on which such interest will be payable and the record dates for the interest payment dates;

•	the place or places where the principal, additional amounts, if any, and any interest on the debt securities will be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which a series of debt securities may be redeemed, in whole or in part, at the option of Hanson;

•	the obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions at the option of a holder and the detailed terms and provisions of those redemption provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	if other than the principal amount, the portion of the principal amount of the series of debt securities that will be payable upon declaration of the acceleration of the maturity thereof or provable in bankruptcy;

•	any index used to determine the amount of payment of principal or interest, if any, on the series of debt securities or the method for determining and the calculation agent, if any, who shall be appointed and authorized to calculate any amounts not fixed on the original issue date;

•	if other than the trustee, any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the series of debt securities;

•	the forms of debt securities of the series;

•	whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in that case, the depositary with respect to the global security or securities and the circumstances under which any global security may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than the depositary or its nominee, if other than as set forth in the indenture;

•	whether any premium, upon redemption or otherwise, shall be payable by the issuer on debt securities of the series;

•	whether the debt securities of the series are to be issued as original issue discount securities and the amount of the discount at which the original issue discount securities may be issued;

•	any condition to which payment of any principal of (or premium, if any) or interest on debt securities of the series will be subject;

•	any addition to or change in the events of default that applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable; and

•	any other special features of the series of debt securities.
      Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons.
      The debt securities will be our senior unsecured obligations ranking equally with our other senior unsecured indebtedness. We are, however, a holding company and conduct our operations through subsidiaries. The debt securities will be structurally subordinated to all indebtedness of our subsidiaries.
      The debt securities will be serially numbered and issued in denominations of $1,000 and integral multiples of $1,000 for all amounts in excess of $1,000. Payments of interest on the debt securities will be computed on the basis of a 360-day year of twelve 30-day months. We may redeem the debt securities before they mature, in whole or in part, at any time at our option, at a redemption price described under “Optional Redemption.” The debt securities may also be redeemed by us before they mature in the event of certain changes in the tax laws of the United Kingdom, as described in more detail under “Optional Redemption for Taxation Reasons.”
      Principal, premium, if any, and interest will be payable, and the debt securities will be transferable or exchangeable, at the office of the trustee in the borough of Manhattan, The City and State of New York, as paying agent for the debt securities, or at the office of any other paying agent or agents as we may appoint in the future. No service charge will be made for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed as a result of any exchange or registration of transfer of the debt securities.
      New York law governs the indenture and the debt securities, except for certain matters required to be governed by English law. We have agreed that we will be subject to the jurisdiction of any US federal or state court in the State and County of New York in respect of any legal proceedings relating to the debt securities or the indenture.
Payment of Additional Amounts
      Any amounts to be paid by us with respect to the debt securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom or any political subdivision or taxing authority of the United Kingdom.
      If deduction or withholding of any of these taxes or other governmental charges are at any time required by the United Kingdom or any such subdivision or authority, we will pay any additional amount in respect of principal, premium, if any, interest and sinking fund payments, if any, required in order that the net amounts paid to the holders of the debt securities or the trustee under the indenture after the deduction or withholding equals the amounts of principal, premium, if any, interest and sinking fund payments, if any, to which the holders or the trustee are entitled. Our obligation to pay additional amounts is subject to compliance by the holders or beneficial owners of the debt securities with any relevant administrative requirements.
      We will not have to pay additional amounts with respect to:

(i)	any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of such debt security is or has been a domiciliary, national or resident of, or engaging or having been engaged in business or maintaining or having maintained a permanent establishment or being or having been physically present in, the United Kingdom or such political subdivision or otherwise having or having had some connection with the United Kingdom or such political subdivision other than the holding or ownership of a security, or the collection of principal, premium, if any, and interest, if any, on, or the enforcement of, a debt security;

(ii)	any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, such debt security was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

(iii)	any present or future taxes, levies, imposts or other governmental charges which are payable otherwise than by deduction or withholding from payments on or in respect of such debt security;

(iv)	any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for (A) the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or any political subdivision or authority thereof by the holder or beneficial owner of such debt security, or (B) the failure to make any declaration or other similar claim or to satisfy any information or reporting requirement that, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the United Kingdom or such political subdivision or authority as a precondition to exemption from all or parts of such taxes, levies, imposts or other governmental charges;

(v)	any deduction or withholding that is payable as a result of or pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vi)	any present or future taxes, levies, imposts or other governmental charges that the holder would have been able to avoid by presenting such security to another paying agent;

(vii)	any present or future taxes, levies, imposts or other governmental charges (A) that would not have been so imposed, assessed, levied or collected if the beneficial owner of such security had been the holder of such security or (B) which, if the beneficial owner of such security held the Security as the holder of such security, would have been excluded pursuant to clauses (i) through (vi) inclusive above;

(viii)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

(ix)	any combination of the foregoing clauses (i) through (viii).
      Except in the case of a consolidation, merger or similar transaction involving us in which the successor corporation is incorporated elsewhere, the indenture does not provide for the payment of additional amounts by us due to any deduction or withholding requirement imposed by any taxing authority or political subdivision other than those of the United Kingdom.
Optional Redemption for Taxation Reasons
      The debt securities are redeemable at our option before their maturity in the event of certain changes in the tax laws of the United Kingdom after the date of the indenture as specified below.
      We may, at our option, redeem any series of debt securities issued under the indenture in whole at any time (except in the case of debt securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date), if as the result of:

•	any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of the United Kingdom, or of any political subdivision or taxing authority of the United Kingdom affecting taxation, or

•	any change in an application or interpretation of those laws, including any applicable double taxation treaty or convention, and, we determine that:

(i)	we would be required to make additional payments in respect of principal, premium, if any, interest, if any, or sinking fund payments, if any, on the next succeeding date for the payment of such amounts,

(ii)	any tax would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom or by any political subdivision or taxing authority of the United Kingdom, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund payments, if any, received or receivable by us from any of our subsidiaries incorporated in, or resident for tax purposes under the laws of, the United Kingdom, or

(iii)	based upon an opinion of independent counsel addressed to us, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom or any political subdivision of the United Kingdom, the circumstances described in clause (i) or (ii) would exist, then, in these cases, the redemption price of those securities will be equal to 100% of the principal amount of those securities plus accrued interest to the date fixed for redemption (except in the case of outstanding original issue discount securities which may be redeemed at the redemption price specified by the terms of each series of those securities).
      Our option to redeem for taxation reasons applies only in the case of changes, amendments, applications or interpretations that occur on or after the original issuance date of the debt securities. If we are succeeded by another entity, as described under “— Consolidation, Merger and Sale of Assets,” the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

Limitation on Liens
      The indenture provides that so long as debt securities of any series remain outstanding, we will not, and will not permit any of our significant subsidiaries to, incur, assume, guarantee or allow to exist indebtedness for borrowed money, which we refer to as “Debt,” secured by a mortgage, pledge, security interest, lien, fixed or floating charge or other encumbrance, which we refer to as a “lien” or “liens,” upon any restricted assets (as described below) without effectively providing that the Debt due under the indenture and the debt securities (together with, at our option, any other Debt of ours then existing or thereafter created ranking equally with the debt securities) will be secured equally and rateably with (or prior to) such Debt, so long as such Debt is so secured. This limitation will not apply to Debt secured by:

(1)	liens on shares of stock or assets or indebtedness of any corporation existing at the time that corporation becomes a significant subsidiary of ours or of one of our significant subsidiaries;

(2)	liens on shares of stock or assets or indebtedness existing at the time those shares or assets or indebtedness were acquired or to secure the payment of all or any part of the purchase price of those shares or assets or indebtedness or to secure any Debt incurred before, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of those shares and, in the case of assets, the later of the acquisition, the completion of construction (including any improvements on an existing asset) or the commencement of commercial operation of those assets, as long as the Debt is incurred for the purpose of financing all or any part of the purchase price of the shares or assets;

(3)	liens existing at the date of the indenture;

(4)	liens for taxes, assessments or governmental charges or levies not yet delinquent or being contested in good faith by appropriate proceedings diligently conducted, if the reserve or other appropriate provision, if any, which is required by IFRS, has been made;

(5)	liens arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;

(6)	any lien over any credit balance or cash held in any account with a financial institution arising solely by operation of law or granted in the ordinary course of business as security for any loan or other financial accommodation, not exceeding the amount of the credit balance or cash, made available by the financial institution or its affiliates to us or any subsidiary of ours in jurisdictions where, due to regulatory, tax, foreign exchange control or other similar reasons, intercompany loans are restricted or impracticable and the loan or financial accommodation is obtained in lieu of intercompany loans;

(7)	rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of us and/or any subsidiary of ours;

(8)	any lien incurred or deposit made in the ordinary course of business, including, but not limited to, (A) any mechanic’s, materialman’s, carrier’s, workman’s, vendor’s or other similar liens, or surety, customs and appeal bonds and other similar obligations, (B) any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security and (C) any easements, rights-of-way, restrictions and other similar charges;

(9)	liens on shares of stock or assets or indebtedness of any corporation existing at the time that corporation is acquired by, merged with or into, or consolidated or amalgamated with, us or a significant subsidiary of ours or at the time of a sale, lease or other disposition of the assets of a corporation as an entirety or substantially as an entirety to us or a significant subsidiary of ours;

(10)	any liens created by us or a subsidiary of ours over assets as part of a project financing (including the shares of any special purpose corporation) to secure Debt incurred to finance the project, where the right of recovery is limited to the assets of the project being financed; and

(11)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien permitted under the foregoing clauses (1) to (10), inclusive, or of any Debt secured by such a lien, as long as (a) the principal amount of Debt secured by such a lien may not exceed the principal amount of Debt so secured (or capable of being so secured under the written arrangements under which the original lien arose) at the time of the extension, renewal, or replacement, and (b) the extension, renewal or replacement lien is limited to all or any part of the same shares of stock or assets or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such assets), or shares of stock issued or assets or indebtedness received in substitution or exchange for the lien.
      We and/or a significant subsidiary of ours may incur, assume, guarantee or allow to exist Debt secured by a lien or liens which would otherwise be subject to the restrictions set forth above in an aggregate amount which, together with (a) all other such Debt incurred by us or our significant subsidiaries and (b) attributable debt (as described below) of our company or our significant subsidiaries in respect of sale and lease-back transactions (as described in the first paragraph under “— Limitation on Sale and Lease-Back Transactions”), existing at the time, does not at the time exceed 10% of our consolidated net tangible assets (as described below). This exclusion does not apply to attributable debt in respect of:

•	sale and lease-back transactions permitted because we would be entitled to incur, assume, guarantee or allow to exist Debt secured by a lien on the assets to be leased without equally and rateably securing the Debt due under the indenture and the debt securities issued under the indenture, and

•	sale and lease-back transactions, the proceeds of which have been applied in accordance with clause (2) of the limitation on sale and lease-back transactions discussed under “— Limitation on Sale and Lease-Back Transactions.”
      For the purposes of this summary, “restricted assets” means any of our assets or the assets of a direct or indirect significant subsidiary of ours (including any shares of stock of or indebtedness of any direct wholly-owned subsidiaries of ours or of our significant subsidiaries).
      “Attributable debt” means, as of any particular time, the present value (discounted in the manner specified in the indenture) compounded semi-annually of our obligation for rental payments during the remaining term of the lease in respect of a sale and lease-back transaction, including, in each case, any period for which the lease has been extended. These rental payments will not include amounts payable by or on behalf of the lessee for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.
      “Consolidated net tangible assets” means the aggregate amount of our consolidated total assets less (i) current liabilities and (ii) all goodwill, trade names, trademarks, patents and other like intangibles, in each case, as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.
Limitation on Sale and Lease-Back Transactions
      As long as debt securities of any series issued under the indenture remain outstanding, we will not enter into, and will not permit any of our significant subsidiaries to enter into, any arrangement with any person providing for the leasing by us or any of our significant subsidiaries, as the case may be, of any restricted assets (except a lease for a temporary period not to exceed three years and except for leases between us and any of our subsidiaries) which we have sold or transferred or plan to sell or transfer to that person. We refer to such a transaction as a “sale and lease-back transaction.”
      This restriction on our and our significant subsidiaries’ ability to enter into a sale and lease-back transaction does not apply if, after giving effect to a sale and lease-back transaction, the aggregate amount of all attributable debt with respect to all sale and lease-back transactions plus all of our Debt and all Debt of any significant subsidiary of ours incurred, assumed or guaranteed and secured by a lien or liens (with the exception of Debt secured by a lien on restricted assets or other assets that we or the significant subsidiary would be entitled to incur, assume, guarantee or allow to exist without equally and rateably securing the Debt due under the indenture and the debt securities issued under the indenture under the limitation on liens described above) does not exceed 10% of our consolidated net tangible assets. In addition, the restriction on sale and lease-back transactions will not apply to any sale and lease-back transaction if:

(1)	we or a significant subsidiary of ours, as the case may be, would be entitled to incur, assume, guarantee or allow to exist Debt secured by a lien or liens on the assets to be leased without equally and rateably securing the Debt due under the indenture and the debt securities issued under the indenture pursuant to the limitation on liens covenant described above; or

(2)	we or a significant subsidiary of ours, as the case may be, within the 12 months preceding the sale or transfer or the 12 months following the sale or transfer, regardless of whether the sale or transfer was made by us or the significant subsidiary, applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds of the sale and, in the case of a sale or transfer for consideration other than cash, an amount equal to the fair value of the assets which were leased at the time of entering into the arrangement (as determined by our board of directors or the board of directors of the significant subsidiary):

•	to the retirement (other than any retirement of Debt owed to us or any of our significant subsidiaries or any retirement of Debt subordinated to the debt securities issued under the indenture) of indebtedness for money borrowed, incurred or assumed by us or the significant subsidiary which by its terms matures on, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing the Debt; or

•	to investment in any restricted assets of our company or the significant subsidiary.
Consolidation, Merger and Sale of Assets
      We may, without the consent of the holders of any of the outstanding debt securities issued under the indenture, consolidate or amalgamate with, or merge into, any other corporation or sell, convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any corporation, which we refer to as a “successor corporation,” if:

•	immediately after giving effect to the transaction, no event of default under the indenture has occurred and is continuing,

•	the successor corporation assumes our obligations on the debt securities and under the indenture, and

•	the successor corporation agrees to make payments, including any additional amounts, in respect of the debt securities in the same manner as described under “— Payment of Additional Amounts.”
      The indenture does not restrict:

•	the incurrence of unsecured indebtedness by us or our subsidiaries,

•	a consolidation, merger, sale of assets or other similar transaction that could adversely affect our creditworthiness or that of the successor corporation or combined entity,

•	a change in control of Hanson, or

•	a highly leveraged transaction involving Hanson, whether or not involving a change in control.

Events of Default
      An event of default with respect to any series of debt securities issued under the indenture will occur if any of the events listed in clauses (i) through (v) occurs:

(i)	there is a default in the payment of any installment of interest or any additional amounts payable on any debt securities of that series when it becomes due and payable and the default continues for 30 days;

(ii)	there is a default in the payment of any principal of any debt securities of that series or of any sinking fund installment relating to the debt securities of that series when these payments become due and payable;

(iii)	there is a default in the performance or breach of any of the other covenants in respect of the debt securities of that series which we have not remedied for a period of 60 days after we receive written notice of the default or breach;

(iv)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries occurs; or

(v)	there is a default by us or any of our significant subsidiaries under any other indebtedness for money borrowed by, or the payment of which is guaranteed by, us or any of our significant subsidiaries (other than any indebtedness owed to us or any of our significant subsidiaries), which is caused by a failure to make a payment due under the indebtedness or guarantee prior to the expiration of any applicable grace period for the indebtedness or guarantee (and, in any event, not less than 15 days from the original due date for payment thereof) or which results in the acceleration of the indebtedness before its maturity, and the indebtedness under which the default has occurred equals, in the aggregate, at least the greater of 1% of our consolidated net worth (as described below) and $50,000,000 (or the foreign currency equivalent of that amount).
      In the case of clause (v) above, it will not be an event of default if the acceleration relates to indebtedness of an entity which becomes a direct or indirect significant subsidiary of ours after we acquire it, so long as the indebtedness is accelerated as a result of events or circumstances directly related to the acquisition and is discharged in full within five days following the acceleration. An event of default with respect to a particular series of debt securities issued under the indenture will not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued under the indenture of any default with respect to those debt securities (except a default in the payment of principal or interest or any additional amounts) if the trustee determines it is in the interest of the holders of those debt securities so to do.
      If an event of default described in clause (i), (ii), (iii) (as long as the event of default under clause (iii) is with respect to less than all series of debt securities then outstanding under the indenture) or (v) above occurs and is continuing, the trustee may in its discretion give notice to us that the debt securities of the affected series are immediately due and payable at their principal amount together with accrued interest thereon (including any additional amounts). The trustee will be required to give this notice to us if the trustee receives a written request from the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of any series issued under the indenture which is affected by the event of default (with each affected series voting as a separate class).
      If an event of default described in clause (iii) (as long as the event of default is with respect to all series of debt securities then outstanding under the indenture) or (iv) above occurs and is continuing, the trustee may in its discretion give notice to us that all the debt securities then outstanding under the indenture are immediately due and payable at their principal amount together with accrued interest (including any additional amounts). The trustee will be required to give us this notice if the trustee receives a written request from the holders of at least 25% in aggregate principal amount of all the debt securities then outstanding under the indenture (with all series voting as one class).

      At any time after a declaration of acceleration with respect to the debt securities of any series outstanding under the indenture has been made, but before a judgment or decree based on the acceleration has been obtained, the holders of a majority in principal amount of the then outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default (other than an event of default caused by the non-payment of accelerated principal and interest with respect to that series of debt securities) have been cured or waived as provided in the indenture.
      For purposes of this summary, “consolidated net worth” means the amount shown as equity shareholders’ funds on our consolidated balance sheet, determined in accordance with IFRS as of the end of our most recent semi-annual or annual fiscal period ending prior to the taking of any action for the purpose of which the determination is being made.
      The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders of debt securities under the indenture before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture also provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, subject to certain exceptions.
      The indenture contains covenants that require us to file annually with the trustee a certificate as to the absence of certain defaults or specifying any default that exists.
Modification and Waiver
      With the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series then outstanding under the indenture affected by any supplemental indenture (voting as one class), we and the trustee may enter into supplemental indentures adding any provisions to or changing, eliminating or waiving any of the provisions of the indenture or modifying the rights of the holders of debt securities of each affected series, except that no supplemental indenture may, among other things,

•	change the final maturity of any debt security issued under the indenture, or reduce the principal amount of any debt security issued under the indenture, or reduce the rate or change the time of payment of any interest on the debt securities or reduce any amount payable on any redemption of the debt securities, without the consent of the holder of each debt security so affected; or

•	reduce the percentage of debt securities of any series, the holders of which are required to consent to any supplemental indenture, without the consent or waiver, as the case may be, of the holder of each debt security so affected.
      We and the trustee may also amend the indenture in certain circumstances without the consent of the holders of debt securities issued under the indenture to reflect that a successor corporation has assumed our obligations under the indenture or the replacement of the trustee with respect to the debt securities of one or more series and for certain other purposes.
Defeasance
      The indenture provides that we do not need to comply with certain restrictive covenants of the indenture (including those described under “— Limitation on Liens” and “— Limitation on Sale and Lease-Back Transactions”) with respect to a series of debt securities outstanding under the indenture, if we deposit, in trust, with the trustee:

(i)	money;

(ii)	obligations of the United States, which will provide money through payments of interest and principal; or

(iii)	a combination of (i) and (ii),
sufficient to pay all the principal (including any mandatory sinking fund payments) of and interest (including any additional amounts) on the debt securities of the particular series of debt securities on the dates such payments are due. These payment dates may include one or more redemption dates designated by us. In order for us to exercise this option, no default under the indenture can have occurred and be continuing, and we must otherwise comply with the terms of the debt securities of the particular series with respect to which we have taken the actions described in this paragraph.
      The indenture also provides that we may, at our option, be discharged from any and all obligations in respect of the debt securities with respect to which we have taken the actions described in the previous paragraph (except for certain limited obligations) if, in addition to paying the amounts described above, we deliver to the trustee either:

•	an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for US federal income tax purposes as a result of our exercise of this option and will be subject to US federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we had not exercised this option; or

•	a ruling to that effect received from or published by the US Internal Revenue Service.
Notices
      Notices in respect of the debt securities will be given to holders of debt securities by mail at their registered addresses.
Concerning the Trustee
      The Bank of New York, of 101 Barclay Street, Floor 8 West, New York, New York 10286, is trustee under the indenture. We and our affiliates conduct banking transactions with the trustee in the ordinary course of business.

PLAN OF DISTRIBUTION
      We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.
      A prospectus supplement relating to a particular offering of securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements; and

•	any underwriting discounts and other items constituting underwriters’ compensation; any initial public offering price; and any discounts or concessions allowed or reallowed or paid to dealers.
      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
ENFORCEMENT OF CIVIL LIABILITIES
      Hanson is a public limited company incorporated in England and Wales. Many of our directors and officers, and some of our experts named in this prospectus, reside outside the United States, principally in the United Kingdom. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against us or those persons judgments of U.S. courts predicated upon civil liabilities under the U.S. federal securities laws. There is doubt as to the enforceability in England, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon such securities laws.
VALIDITY OF SECURITIES
      The validity of the debt securities under New York law and English law will be passed upon for us by Weil, Gotshal & Manges LLP, and Mr. Graham Dransfield, the Legal Director of Hanson, respectively. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities may be passed upon for the underwriters by U.S. and/or English counsel for the underwriters specified in the related prospectus supplement. If no English counsel is specified, such U.S. counsel to the underwriters may rely on the opinions of Mr. Dransfield, as to certain matters of English law.
EXPERTS
      The consolidated financial statements of Hanson PLC appearing in Hanson PLC’s Annual Report on Form 20-F for the year ended December 31, 2005 and Hanson PLC management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.
      The U.K. Companies (Audit, Investigations and Community Enterprise) Act 2004 introduced changes to the U.K. Companies Act 1985 (the “Act”) to allow an English company to indemnify its directors against liability and to provide its directors with funds to cover the costs incurred in defending legal proceedings against him or her. Under the Act, an English company is allowed to indemnify its directors against any liability incurred by a director to any person (other than the company or any associated company) in connection with any negligence, default, breach of duty or breach of trust, by means of a “qualifying third party indemnity provision.” A “qualifying third party indemnity provision” may cover the costs of a judgment against a director but cannot include (i) costs incurred by a director to the company or any associated company; (ii) fines imposed in criminal proceedings and penalties imposed by regulatory authorities; (iii) costs incurred in criminal proceedings where the director is convicted or civil proceedings brought by the company or an associated company where judgment is given against him; or (iv) costs incurred in proceedings for relief where the court refuses to grant relief.
      Article 143 of Hanson’s Articles of Association provides:
      “Subject to and to the fullest extent permitted by the Act, but without prejudice to any indemnity to which he may be other entitled:

(A)	every Director and alternate Director shall be entitled to be indemnified out of the assets of the Company against all costs and liabilities incurred by him in relation to any proceedings (whether civil or criminal) which relate to anything done or omitted or alleged to have been done or omitted by him as a Director or alternate Director save that no Director or alternate Director shall be entitled to be indemnified:

(i)	for any liability incurred by him to the Company or any associated company of the Company (as defined by the Act for these purposes);

(ii)	for any fine imposed in criminal proceedings which have become final;

(iii)	for any sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising;

(iv)	for any costs for which he has become liable in defending any criminal proceedings in which he is convicted and such conviction has become final;

(v)	for any costs for which he has become liable in defending any civil proceedings brought by the Company or an associated company in which a final judgement has been given against him; and

(vi)	for any costs for which he has become liable in connection any application under sections 144(3) or (4) or 727 of the Act in which the court refuses to grant him relief and such refusal has become final.

(B)	every Director and alternate Director shall be entitled to have funds provided to him by the Company to meet expenditure incurred or to be incurred in any proceedings (whether civil or criminal) brought by any party which relate to anything done or omitted by him as a Director or alternate Director, provided that he will be obliged to repay such amounts no later than:

(i)	in the event he is convicted in proceedings, the date when the conviction becomes final;

(ii)	in the event of judgement being given against him in proceedings, the date when the judgement becomes final; or

(iii)	in the event of the court refusing to grant him relief on any application under sections 144(3) or (4) or 727 of the Act, the date when the refusal becomes final.”

Item 9.	Exhibits

1.1	Form of Underwriting Agreement.
4.1	Form of Indenture between Hanson PLC and The Bank of New York, as Trustee.
4.2	Form of Debt Securities for Hanson PLC.
5.1	Opinion of Weil, Gotshal & Manges LLP with respect to the validity of the securities registered hereby under New York law.
5.2	Opinion of Graham Dransfield with respect to the validity of the securities registered hereby under English law.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
24.1	Powers of Attorney.
24.2	Power of Attorney.
23.2	Consent of Weil, Gotshal & Manges LLP is contained in the opinion of counsel filed as Exhibit 5.1.
23.3	Consent of Graham Dransfield is contained in the opinion of counsel filed as Exhibit 5.2.
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Indenture.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Hanson’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	That, for purposes of determining any liability under the Securities Act of 1933:

(i)	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 403A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF HANSON PLC
      Pursuant to the requirements of the Securities Act of 1933, Hanson PLC certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 8th day of August 2006.

HANSON PLC

By	/s/ Graham Dransfield

G. DRANSFIELD
Legal Director
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Principal Executive Officer:

A.J. MURRAY*	Director and Chief Executive Officer
Principal Financial and Accounting Officer:

J.C. NICHOLLS*	Director and Finance Director
Directors:

/s/ Graham Dransfield

G. DRANSFIELD
A.J. MURRAY*
J.C. NICHOLLS*
C.J. BRADY*
W.S.H. LAIDLAW*
J.W. LENG*
W.F. BLOUNT*
THE BARONESS NOAKES D.B.E.*
Authorized Representative in the United States:

MICHAEL HYER*

* By	/s/ Graham Dransfield

G. DRANSFIELD
Attorney-in-Fact
Dated: 8 August 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
4.1	Form of Indenture between Hanson PLC and The Bank of New York, as Trustee.
4.2	Form of Debt Securities for Hanson PLC.
5.1	Opinion of Weil, Gotshal & Manges LLP with respect to the validity of the securities registered hereby under New York law.
5.2	Opinion of Graham Dransfield with respect to the validity of the securities registered hereby under English law.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
24.1	Powers of Attorney.
24.2	Power of Attorney.
23.2	Consent of Weil, Gotshal & Manges LLP is contained in the opinion of counsel filed as Exhibit 5.1.
23.3	Consent of Graham Dransfield is contained in the opinion of counsel filed as Exhibit 5.2.
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Indenture.